UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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InTest Corporation
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InTest Corporation

Proxy Statement and

Notice of
Annual Meeting of
Stockholders

A Global Supplier of *In*novative *Test* and Process Technology Solutions

NYSE American: INTT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held June 18, 2025	804 East Gate Drive, Suite 200 Mt. Laurel, New Jersey 08054
YOUR VOTE IS IMPORTANT Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Proxy Statement.

Dear Stockholders,

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of InTest Corporation will be held virtually via live webcast on Wednesday, June 18, 2025, at 11:00 A.M. Eastern Daylight Time at www.proxydocs.com/INTT. The Annual Meeting will be held virtually to consider and vote on the following matters described in the accompanying Proxy Statement:

1.  Election, as directors, of the five nominees named in the accompanying Proxy Statement, with each director to serve until the next annual meeting of stockholders and until the election and qualification of such director’s successor;

2.  Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025;

3.  Approval, on an advisory basis, of the compensation of our named executive officers;

4.  Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers; and

5.  Such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed April 21, 2025, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Duncan Gilmour

Secretary

April 28, 2025

804 East Gate Drive, Suite 200

Mt. Laurel, New Jersey 08054

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be considered and voted upon at our Annual Meeting, we have summarized information contained elsewhere in this proxy statement or in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”). This summary does not contain all of the information you should consider about InTest Corporation (“InTest”, the “Company”, “we”, “us” or “our”) and the proposals being submitted to stockholders at the Annual Meeting. We encourage you to read the entire proxy statement and Annual Report carefully before voting.

The Annual Meeting

Date & Time	Location	Record Date

Wednesday, June 18, 2025 11:00 a.m. Eastern Time	Online via: www.proxydocs.com/INTT	April 21, 2025

Because the meeting is being held virtually, you will not be able to attend the Annual Meeting in person but are invited to join us in the virtual Annual Meeting. In order to attend virtually, you must register in advance at www.proxydocs.com/INTT before 5:00 p.m. Eastern Time on June 17, 2025. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting. If you wish to attend virtually as guest, you may attend in listen-only mode by clicking on “I am a guest” after linking on the meeting site at www.proxydocs.com/INTT and entering the information requested.

Meeting Agenda and Voting Matters

Item	Proposal	Board of Directors Vote Recommendation	Page Reference (for more information)

1	Election of the five director nominees named in this proxy statement	FOR each nominee	14

2	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	40

3	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	41

4	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers	FOR one year	42

InTest Corporation | 2025 Proxy Statement – 1

Proxy Statement Summary

Directors and Nominees

Name	Age	Recent Professional Experience	Independent	Board Committees

Steven J. Abrams, Esq.	57	Partner and Global Co-Head of Life Sciences and Health Care, Hogan Lovells US LLP	X	AC, CC, NCGC***

Jeffrey A. Beck**	62	Former CEO, Soft Robotics Inc.	X	AC, CC***

Joseph W. Dews IV*	58	Managing Director, Craig-Hallum	X	NCGC

Richard N. Grant, Jr.	55	President and Chief Executive Officer of InTest	—	—

Gerald J. Maginnis	69	Director, Cohen & Steers Mutual Fund Complex, Former Managing Partner, KPMG LLP	X	AC***, CC, NCGC
*	Chair of the Board

**	Vice Chair of the Board

***	Committee Chair
AC:	Audit Committee

CC:	Compensation Committee

NCGC:	Nominating and Corporate Governance Committee

Our Business

We are a global supplier of innovative test and process solutions for use in manufacturing and testing in key target markets, which include both the front-end and back-end of the semiconductor manufacturing industry, automotive/EV, defense/aerospace, industrial, life sciences and safety/security. Backed by decades of engineering expertise and a culture of operational excellence, we solve difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. Our strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, gaining a greater share of wallet with our customers and market expansion.

Since launching our 5-Point Strategy in early 2021, InTest has more than doubled revenue, restructured the business into three technology divisions, built an experienced and driven team, diversified geographically and strengthened our positions in our targeted markets.

Our vision is to be the partner of choice for innovative test and process technology solutions. Our mission is to deliver value to our stakeholders by leveraging our deep industry knowledge and expertise to develop and deliver high quality, innovative customer solutions and superior support for complex challenges worldwide.

We are committed to being recognized as a leader in our markets for engineering design and manufacturing capabilities. Our engineering expertise, manufacturing skills and knowledge of applications help solve our customers’ most complex challenges in their manufacturing and quality processes. Our products provide highly engineered, high quality and cost-effective test and process solutions, which are delivered with a customer focus that are intended to drive a high level of customer satisfaction.

We have evolved our strategy to VISION 2030 and remain committed to consistently developing unique and differentiated solutions through innovative new product development and acquisitions. We expect to continue to expand our portfolio of products, services and support and consistently deliver increased value to our customers, all of which we believe will drive revenue growth and earnings power.

2 – InTest Corporation | 2025 Proxy Statement

Proxy Statement Summary

VISION 2030

CREATING STOCKHOLDER VALUE

Backed by decades of engineering expertise and a culture of operational excellence, InTest solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. We have a solid foundation from which to build and an experienced leadership team to drive change through a robust strategic plan. We are building off the foundation we have established, incorporating our 5-Point Strategy into our operating system that is part of our DNA and capturing the momentum gained over the last four years to drive our VISION 2030 goal of doubling revenue, creating greater scale and driving operating leverage. While we have more work to do, we believe we have the people, processes, skills and technologies to execute on our plan.

InTest Corporation | 2025 Proxy Statement – 3

Proxy Statement Summary

Sustainability for our Business, Environment and Communities:

A comprehensive, accountable approach

InTest Corporation recognizes the importance of its responsibility to ensure sustainability and resiliency for the long-term success of the business and all of its stakeholders. While still early in our journey, we continue to enhance our practices, document our processes and enable the proper oversight and governance to drive continuous improvement. Our Vice President of Corporate Development and Sustainability Compliance Officer, Richard Rogoff, leads an interdisciplinary working group focused on driving our corporate social responsibility and environmental sustainability initiatives. This group meets regularly to monitor and manage our sustainability initiatives, evaluate progress and identify shortcomings.

We have chosen to apply recognized standards, including the Sustainability Accounting Standards Board (“SASB”) and the World Resources Institute’s Greenhouse Gas Protocol, to inform sustainability reporting. SASB standards allow organizations to disclose industry-based sustainability risks and opportunities that can affect enterprise value. We strive to meet the Electrical and Electronic Equipment industry framework, where applicable.

We have captured our performance against the key indicators of sustainability in our recently released 2024 Sustainability Fact Sheet which is available on our website at https://ir.intest.com/corporate-governance.

The key pillars of our sustainability strategy are:

Environmental Accountability

Our Environmental Policy can be found on our website at https://ir.intest.com/corporate-governance.

We believe that environmental responsibility is important to our future, and we are committed to enabling a better, safer, and more sustainable world. Recognizing the importance of environmental conservation across the globe, InTest strives to embrace energy-efficient, water conscious and environmentally-sound behaviors and values as part of our overall business decision making process.

InTest is committed to reducing energy and water consumption throughout its operations and facilities to mitigate our environmental impact. The Company’s business units have taken various actions to reduce energy and water use. Executive management and our Sustainability working group encourage and drive these initiatives. In 2024, we completed a replacement program for all lighting fixtures with LEDs. We acquired Alfamation in 2024 which utilizes solar power to provide ~40% of their total electric consumption. This equates to ~3% of InTest’s total electricity consumption. While the business grew 7%, electricity usage increased just ~4% and natural gas consumption declined ~6%.

We incorporate the principles of Environmental Accountability into our product development as well. Our Acculogic business has created a cost-effective automated test platform for EV batteries, offering accelerated performance and a fast, accurate and reliable test of battery array interconnections. Our STINGRAY System provides reliability testing for battery technologies that power EVs to ensure the batteries are performing as specified. Further, the ECO Series is an environmentally friendly Temptronic® ThermoStream® temperature-forcing system that uses less energy and emits low audible noise. The system, which incorporates InTest’s proprietary technology, operates on a 20-amp circuit and is notably quiet at 56 dBA. Other examples include the ECO-710 and ECO-810 which are

4 – InTest Corporation | 2025 Proxy Statement

Proxy Statement Summary

designed for 24/7/365-use in production or lab environments, where audible noise, heat dissipation and energy usage are of concern. Critical to note as well, our Ambrell business is centered around induction heating technology, a process heating technology that replaces the use of fossil fuels.

Social Involvement

Our employees are core to our success and sustainability and to that end, recruitment and retention, training and development, compensation and benefits are key elements of our human capital focus. Importantly, we are fully engaged with our employees and use various engagement tools to both keep our teams informed while also learning from our 425 employees around the world.

Attracting and retaining top talent is a key strategic focus, with the Company engaging in robust recruitment efforts across the organization. This includes partnering with local educational institutions and professional development networks, internship programs (HR, Engineering, Operations, Corporate), apprenticeship programs, and municipalities, such as the City of Rochester and local communities, for enlisting top talent. Several of our businesses also offer part-time employment opportunities to local college students, providing them with early exposure to careers in manufacturing.

We take pride in fostering a culture of professional development, allowing employees to feel engaged and supported in their jobs, to grow in their respective roles and to advance within the Company. From senior management to our newest hire, InTest strives to promote growth and advancement, with the objective of a more connected and resilient workforce. To support this goal, we leverage a mix of virtual and instructor-led learning opportunities to reach employees globally. Our learning platform offers over 700 courses focused on areas such as Microsoft products, OSHA-approved Safety training, Information Systems and Cyber Security, management and behavioral training. In addition, we launched the first cohort of our InTest Leadership Academy which is a nomination-led process identify our future leaders and involving them in a 10-month program focusing on leadership capabilities within themselves and interacting with others. We also provide annual safety-related instruction on CPR, first aid, and automated external defibrillator, ladder, fire extinguisher and forklift use to all applicable employees to ensure the highest level of safety for our team members. Safety is the foundation of our daily operations, which we believe is one of the key reasons our Company continues to thrive. InTest consistently updates its safety strategy to protect employee health and safety based on the belief that employees should feel safe in their working environments. Health and safety data is regularly monitored by executive leadership and the Board of Directors to catalogue improvements and enhance execution. In addition, we completed third-party audits in 2023 and worked with the safety auditor to address their findings in 2024 to assist with ensuring the value our safety program brings.

Prioritizing our employees is a significant management and human resources strategy. Management and human resources regularly assess corporate actions and programs for implementation that will most benefit our employees and the organization. We use comprehensive salary survey data to ensure that all positions within the company are compensated competitively in alignment with current market standards. This approach helps us attract and retain top talent while maintaining fairness and equity across our workforce. Our employee benefits and compensation programs at InTest are overseen by our Corporate Vice President of Human Resources, Ingrid Smith.

InTest also believes in giving back to the communities where our employees live and work. Whether it’s contributing to a toy drive or helping disadvantaged community members, our employees take pride in caring for one another. We encourage volunteerism and look to find more ways to support our employees’ involvement in local charities. In 2024, InTest supported our employees to participate in food drives, Earth Day cleanup activities, Veterans support initiatives, and clothes drives. We continue to look at other ways to support our local communities.

InTest Corporation | 2025 Proxy Statement – 5

Proxy Statement Summary

Responsible Governance

We have a Board of Directors (the “Board”) that is comprised of five directors of which four are independent. Each of our Audit, Compensation and Nominating and Corporate Governance Committees have only independent directors as members and chairs.

Key Board Composition Facts:

●	Given the size of the Company, we maintain a small and active board of five members.

●	The average age of our directors is 60 years

●	Of the 5 directors, four are under the age of 65

●	Director experience includes legal, accounting, former CEO and capital markets

●	The average tenure of the board is 7 years

Key Governance Policy Facts:

●	The Board is not classified and each of our directors stand for re-election at each Annual Meeting.

●	The Chair and CEO roles are separate and distinct

●	There is a minimum stock ownership requirements for our directors

Key Governance Characteristics:

●	Engaged Board participation and attendance record

●	No stockholder rights plan (poison pill) in place

●	One class of voting stock

●	No conflicts with other Board service commitments and no director serves on more than one other public company board

●	Regular executive sessions excluding management

6 – InTest Corporation | 2025 Proxy Statement

804 East Gate Drive, Suite 200

Mt. Laurel, New Jersey 08054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 18, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 18, 2025: Copies of this Proxy Statement and our 2024 Annual Report to Stockholders are available at www.proxydocs.com/INTT.

This proxy statement and the enclosed proxy card are intended to be sent or given to stockholders of InTest on or about May 6, 2025, in connection with the solicitation of proxies on behalf of the Board for use at our Annual Meeting of Stockholders, to be held virtually via live webcast on Wednesday, June 18, 2025, at 11:00 A.M. Eastern Daylight Time.

InTest Corporation | 2025 Proxy Statement – 7

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING

OF STOCKHOLDERS

The following questions and answers present important information pertaining to the meeting:

Q:	Why am I receiving these proxy materials?

A:

As a stockholder of InTest you have received these proxy materials in order to provide your vote on the matters being brought forward in our Annual Meeting. All proxy materials are being furnished to you in connection with the solicitation of proxies by our Board for the Annual Meeting to be held on Wednesday, June 18, 2025, at 11:00 a.m., Eastern Time, and at any adjournment or postponement thereof.

We made our proxy materials available to stockholders via the internet or in printed form if requested on or about April 28, 2025. Our proxy materials include the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), the Notice of the Annual Meeting, this proxy statement and the Annual Report. If you requested and received paper copies of the proxy materials by mail, our proxy materials also include the proxy card. These proxy materials, other than the proxy card, can be accessed at www.proxydocs.com/INTT.

The Securities and Exchange Commission’s (the “SEC”) e-proxy rules allow companies to post their proxy materials on the internet and provide only a Notice of Internet Availability to stockholders as an alternative to mailing full sets of proxy materials except upon request. We have elected to use this notice and access model. Unless you previously indicated your preference to receive paper copies of our proxy statement and Annual Report, you should have received a Notice of Internet Availability. The Notice of Internet Availability includes information on how to access our proxy materials on the internet, how to vote and how to request a paper or email copy of the proxy materials at no extra charge this year or on an ongoing basis.

Q:	Who can attend the Annual Meeting?

A:	All stockholders and guests are invited to attend the Annual Meeting.

Q:	How do I attend the Annual Meeting?

A:

We will be hosting the Annual Meeting only by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. Because the meeting is being held virtually, there will not be a physical place for you to attend the Annual Meeting in person. In order to attend, please register in advance at www.proxydocs.com/INTT before 5:00 p.m. Eastern Time on June 17, 2025. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting.

Q:	What if I have trouble accessing the Annual Meeting?

A:

If you have registered for the Annual Meeting, you will receive a meeting access email on the day of the Annual Meeting. Information regarding technical support, including a technical support phone number will be provided in the meeting access email.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Stockholders of record as of the close of business on April 21, 2025 may vote at the Annual Meeting.

Q:	How many shares can vote?

A:

There were 12,494,760 shares issued and outstanding as of the close of business on April 21, 2025. Each stockholder entitled to vote at the meeting may cast one vote for each share owned which has voting power upon the matter in question and for the election of each director nominee, without cumulative voting.

Q:	What may I vote on?

A:	You may vote on the following matters:

●	the election of the five directors who have been nominated to serve on our Board;

●	the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025;

●	the approval, on an advisory basis, of the compensation of our named executive officers;

8 – InTest Corporation | 2025 Proxy Statement

Questions and Answers About the 2025 Annual Meeting of Stockholders (continued)

●	the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers; and

●	any other business that may properly come before the meeting.

Q:	Will any other business be presented for action by stockholders at the Annual Meeting?

A:

Management knows of no business that will be presented at the Annual Meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:	How does the Board recommend that I vote on each of the proposals?

A:	The Board recommends a vote “FOR” each of the director nominees, “FOR” each of Proposals 2 and 3 and “ONE” year for Proposal 4.

Q:	How do I vote my shares?

A:	Stockholders of Record. If you are a stockholder of record, there are four ways to vote:

●	By internet at www.proxypush.com/INTT. We encourage you to vote this way.

●	By touch tone telephone: call toll-free at (866) 984-6760.

●	By completing and mailing your proxy card.

●

At the Annual Meeting: instructions on how to vote during the Annual Meeting webcast are posted at www.proxydocs.com/INTT. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend the Annual Meeting and vote your shares if you have already voted by proxy. Only the latest vote you submit will be counted. For instructions on how to change your vote, see the “What if I want to change my vote or revoke my proxy?” section below.

Beneficial Owners. If you hold your shares in “street name” as a beneficial owner of shares registered in the name of your broker, you must vote your shares in the manner prescribed by your broker. Your broker has enclosed or otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Check the voting instruction card used by that organization to see if it offers internet or telephone voting. We encourage you to vote by internet or telephone if offered by your broker.

Instead of directing your broker how to vote your shares, you may elect to attend the Annual Meeting and vote your shares during the meeting if you obtain a legal proxy that gives you the right to vote the shares electronically via the internet at the Annual Meeting. Instructions on how to vote during the Annual Meeting webcast are posted at www.proxydocs.com/INTT. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

Q:	What if I want to change my vote or revoke my proxy?

A:

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the meeting by (i) notifying our corporate Secretary, Duncan Gilmour, in writing at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 that you revoke your proxy, (ii) voting during the meeting, or (iii) submitting a new proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by Internet, telephone, mail, or during the meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	What is a quorum?

A:

The presence at the meeting (in person or by proxy) of the holders of a majority in voting power of the of the outstanding shares of stock entitled to vote at the meeting constitutes a quorum. Both abstentions and broker non-votes (described below) are counted as present for determining the presence of quorum.

InTest Corporation | 2025 Proxy Statement – 9

Questions and Answers About the 2025 Annual Meeting of Stockholders (continued)

Q:	How will directors be elected?

A:	A plurality of the votes cast at the meeting is required for the election of directors. This means that the director nominee with the most votes for a particular director seat is elected to that seat.

Q:	How will the outcome of the proposal to ratify the appointment of our independent registered public accounting firm be determined?

A:

To ratify the appointment of the independent registered public accounting firm, a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote on the proposal at the meeting must be voted in favor of the proposal.

Q:	What vote is required to approve, on an advisory basis, the compensation of our named executive officers?

A:

To approve, on an advisory basis, the compensation of our named executive officers, a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote on the proposal at the meeting must be voted in favor of the proposal. The results of this stockholder vote are non-binding.

Q:	What vote is required to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers?

A:

To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers, the voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency option that has been selected by stockholders. The results of this stockholder vote are non-binding.

Q:	What is the effect if I fail to give voting instructions to my broker or other nominee?

A:

Your vote is important. If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for the election of directors, the advisory vote on executive compensation and on the advisory vote on frequency of future advisory votes on the compensation of our named executive officers in order for your shares to be counted for such votes. Under rules applicable to discretionary voting by brokers, brokers do not have the discretion to vote client shares on the election of directors, on the advisory vote on executive compensation, and the advisory vote on frequency of future advisory votes on the compensation of our named executive officer if the stockholder has not specifically instructed the broker how to vote. Consequently, brokers may vote only on the election of directors, the advisory vote on executive compensation and the advisory vote on frequency of future advisory votes on the compensation of our named executive officer, as specifically instructed by their clients. If a stockholder fails to provide voting instructions to the broker on a matter that the broker does not have discretion to vote, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the election of directors, the advisory vote on executive compensation and the advisory vote on frequency of future advisory votes on the compensation of our named executive officer.

Brokers and other nominee holders may use their discretion to vote only on the proposal to ratify the appointment of our independent registered public accounting firm if you do not provide instructions.

Q:	What is the effect if I withhold or abstain my vote?

A:

Withheld votes will have no effect on the outcome of the election of directors. An abstention will have the effect of a “no” vote with respect to the approval of the ratification of the appointment of our independent registered public accounting firm, and the advisory vote on executive compensation. An abstention will not impact the outcome of the advisory vote on frequency of future advisory votes on the compensation of our named executive officers.

Q:	Do the directors and officers of InTest have an interest in the outcome of the matters to be voted on?

A:	Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on.

10 – InTest Corporation | 2025 Proxy Statement

Questions and Answers About the 2025 Annual Meeting of Stockholders (continued)

Q:	How many shares do the directors and officers of InTest beneficially own, and how do they plan to vote their shares?

A:

Directors and executive officers, who, as of April 21, 2025, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following April 21, 2025) of approximately 7% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the five nominees for director set forth in this proxy statement, in favor of the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025, in favor of the advisory vote on the compensation of our named executive officers, and for future advisory votes on the compensation of our named executive officers to be held every year.

Q:	Who will count the votes?

A:	Our transfer agent will count the votes cast by proxy or at the Annual Meeting. A representative from Harter Secrest & Emery LLP, our outside counsel, will serve as the Inspector of Election.

Q:	Can I ask a question during the Annual Meeting?

A:

If you are attending the Annual Meeting as a stockholder of record or registered beneficial owner, questions regarding the proposals can be submitted at www.proxydocs.com/INTT after logging in with your unique control number provided in connection with your pre-registration for the Annual Meeting. If you are a beneficial holder of InTest stock, you are required to have a “legal proxy” in order to ask questions at the meeting. Please see the question “How do I vote my shares?” that provides the process for obtaining a “legal proxy” for the meeting.

Q:	Are there any expenses associated with collecting the stockholder votes?

A:

We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time; however, if we determine that such action would be appropriate or necessary, we will pay the cost of such service. Officers and other employees of InTest may solicit proxies but will receive no special compensation for doing so.

InTest Corporation | 2025 Proxy Statement – 11

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 21, 2025 (except where otherwise noted) by:

●	each of our named executive officers (as that term is defined later in this proxy statement under the heading “Executive Compensation”);

●	each of our current directors;

●	all directors and executive officers as a group; and

●	each stockholder known by InTest to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 12,494,760 shares of common stock outstanding as of April 21, 2025.

We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group or persons and the percentage ownership of that person or group, shares of common stock subject to options held by such person or group or persons that are currently exercisable, or will become exercisable within 60 days after April 21, 2025, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership and for the percentage beneficially owned by all directors and executive officers as a group. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder. Except as set forth in the footnotes following the table, the address of the beneficial owners is c/o InTest Corporation, 804 East Gate Drive, Suite 200 Mt. Laurel, New Jersey 08054.

Name of Beneficial Owner	Shares Beneficially Owned (1)(2)	Percent of Class (Approx.)

Directors and Named Executive Officers:

Steven J. Abrams, Esq. (3)	96,000	*

Jeffrey A. Beck (4)	67,500	*

Joseph W. Dews IV (5)	114,250	*

Gerald J. Maginnis (6)	70,500	*

Richard N. Grant, Jr. (7)	346,472	2.7%

Duncan Gilmour (8)	86,247	*

Joseph McManus (9)	56,926	*

All directors and executive officers as a group (9 individuals) (10)	882,506	7.0%

Principal Stockholders:

Royce & Associates, LP (11)	1,433,099	11.5%

Thomas A. Satterfield, Jr. (12)	805,000	6.4%

The Vanguard Group (13)	803,013	6.4%

*	Denotes less than one percent of class.

(1)

With respect to directors and executive officers, shares beneficially owned include the following: (i) unvested shares of restricted stock (“Restricted Shares”) granted to directors that vest on the one year anniversary of the grant date; (ii) Restricted Shares granted to executive officers that provide for 25% vesting on each of the first four anniversaries of the grant date; (iii) performance-based restricted shares granted to executive officers that may vest based on the achievement of certain performance criteria (“Performance-Based Shares”); and (iv) stock options granted to executive officers that provide for 25% vesting on each of the first four anniversaries of the grant date (“Option Shares”).

(2)	Includes shares that may be acquired within 60 days after April 21, 2025 through the exercise of stock options.

(3)	Includes 9,000 Restricted Shares and 87,000 shares owned by the Steven J. Abrams Revocable Trust.

(4)	Includes 9,000 Restricted Shares.

12 – InTest Corporation | 2025 Proxy Statement

Voting Securities and Principal Stockholders (continued)

(5)	Includes 9,000 Restricted Shares.

(6)	Includes 9,000 Restricted Shares.

(7)	Includes 47,425 Restricted Shares, 53,351 Performance-Based Shares and 147,397 Option Shares.

(8)	Includes 20,825 Restricted Shares, 22,792 Performance-Based Shares, 24,943 Option Shares and 200 shares owned by Mr. Gilmour’s spouse.

(9)	Includes 10,942 Restricted Shares, 10,050 Performance-Based Shares and 23,598 Option Shares.

(10)	Includes 128,093 Restricted Shares, 112,554 Performance-Based Shares and 199,571 Option Shares.

(11)

According to the Schedule 13G filed with the SEC on January 28, 2025, as of December 31, 2024, Royce & Associates LP (“Royce”), a New York limited partnership, reported beneficial ownership of 1,433,099 shares of InTest common stock. Of the total shares reported as beneficially owned, Royce reported having the sole voting power over 1,433,099 shares and the sole dispositive power over 1,433,099 shares. The principal business office of Royce is One Madison Avenue, New York, NY 10010.

(12)

According to the Schedule 13G filed with the SEC on February 12, 2025, as of December 31, 2024, Thomas A. Satterfield, Jr. (“Thomas Satterfield”), a United States citizen, reported beneficial ownership of 805,000 shares of InTest common stock. Of the total shares reported as beneficially owned, Thomas Satterfield reported having sole voting and dispositive power over 70,000 shares and shared voting and dispositive power over 735,000 shares. The address of Thomas Satterfield is 15 Colley Cove Drive, Gulf Breeze, FL 32561.

(13)

According to the Schedule 13G filed with the SEC on February 13, 2024, as of December 29, 2023, The Vanguard Group (“Vanguard”), a Pennsylvania company, reported beneficial ownership of 803,013 shares of InTest common stock. Of the total shares reported as beneficially owned, Vanguard reported having shared voting power over 19,131 shares, the sole dispositive power over 779,658 shares and shared dispositive power over 23,355 shares. The principal business office of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange requires directors, executive officers and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and/or written representations from these persons that no other reports were required, we believe that, during the prior fiscal year all of our executive officers, directors, and to our knowledge, greater than 10% stockholders, complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for Scott Nolen, a former officer, who filed one late Form 4 disclosing five transactions.

In making this statement, we have relied upon the written representations of our directors and officers, and copies of the reports that they have filed with the SEC.

InTest Corporation | 2025 Proxy Statement – 13

PROPOSAL 1: ELECTION OF DIRECTORS

The Bylaws of InTest Corporation, as amended and restated effective April 23, 2018 (our “Bylaws”), provide that our Board shall consist of not less than five directors, as determined by the Board from time to time, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified, or until his earlier resignation, retirement or removal. The Board currently consists of five directors.

Listed below are the five nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote “FOR” each such nominee unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board, if any person is so nominated. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

Recommendation of the Board

The Board recommends a vote “FOR” the election of each of the nominees to the Board named below.

Nominees for Election

The names of the persons nominated for election are listed below, together with their ages and certain other information regarding the nominees.

Nominee	Age	Position

Steven J. Abrams, Esq.	57	Director

Jeffrey A. Beck	62	Director and Vice Chairperson

Joseph W. Dews IV	58	Director and Chairperson

Richard N. Grant, Jr.	55	Director, President and Chief Executive Officer

Gerald J. Maginnis	69	Director

Biographical and Other Information Regarding InTest’s Director Nominees

Biographical information regarding the business experience of each of our nominees and the primary aspects of each of our nominees’ experience, qualifications, attributes, or skills that led to the conclusion that each of our nominees should serve on our Board is set forth below.

Steven J. Abrams, Esq. was elected to serve as a director in January 2013. In April 2016, Mr. Abrams joined Hogan Lovells US LLP as a partner, where he currently serves as Global Co-Head of Life Sciences and Health Care. Prior to this, Mr. Abrams was a partner at Pepper Hamilton LLP for over 20 years where he was co-chair of the Corporate Securities and Life Sciences practice groups and a member of the Executive Committee. Mr. Abrams counsels clients on governance, disclosure and transactional matters. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Abrams’ over 25 years of experience as a corporate and securities attorney providing counsel to companies regarding governance, disclosure and transactional matters allows Mr. Abrams to make a valuable contribution as one of our directors.

Age: 57 Position: Director since 2013

14 – InTest Corporation | 2025 Proxy Statement

Proposal 1: Election of Directors (continued)

Jeffrey A. Beck was elected to serve as a director in June 2019 and became Vice Chairperson of the Board in April 2025. From February 2021 until January 2024, Mr. Beck served as Chief Executive Officer of Soft Robotics Incorporated, a venture capital-funded start-up robotics company engaged in the design of robotic automation technologies used in food processing and other production environments. From May 2018 until December 2021, he was an operating partner with Artemis Capital Partners, a lower middle market private equity firm specializing in industrial technology sectors. Since August 2020, Mr. Beck has served as executive chairman of Tekscan Corporation, a private equity-owned manufacturer of tactile force and pressure sensing instrumentation. From October 2015 to April 2018, he was President and Chief Executive Officer of Astrodyne TDI Corporation, a private equity-owned manufacturer of high-performance power supplies and systems utilized in semiconductor, aerospace, and medical markets. Throughout his career, Mr. Beck has also served in management positions at Presstek LLC, iRobot Corporation and AMETEK, Inc., Danaher Corporation, and Emerson Corporation. He previously served on the board of directors, including the audit committee and nominating and governance committee, of SunEdison Semiconductor Limited, a Nasdaq listed leading manufacturer of semiconductor wafers. Mr. Beck holds a Bachelor of Science in Mechanical Engineering from New Jersey Institute of Technology as well an MBA from Boston University. The Board believes that Mr. Beck’s extensive experience building and leading industrial technology and automation businesses allows him to make valuable contributions as one of our directors. Moreover, his prior public company board experience, which includes serving on the audit as well as nominating and governance committees, adds valuable perspective to critical board discussions, decisions, and governance topics.

Age: 62 Position: Director since 2019 and Vice Chairperson of the Board since 2025

Joseph W. Dews IV was elected to serve as a director in April 2014 and became Chairperson of the Board in June 2019. Mr. Dews has been a Managing Director at Craig-Hallum Capital Group, an investment bank, since May 2019. Prior to that, Mr. Dews was a Partner at AGC Partners from July 2012 until May 2019, and held various positions, including Managing Director and Partner, at ThinkEquity LLC from May 2007 to July 2012, both investment banks. Mr. Dews has acted as a strategic and financial advisor to numerous public and private technology companies in the U.S. and internationally, including assessing corporate strategies and evaluating options for fund raising, share repurchases, and acquisitions of businesses. In addition to his experience as an investment banker, Mr. Dews has a technical background including a Bachelor of Science in Applied & Engineering Physics from Cornell University and approximately two years of experience in the semiconductor industry working as a Field Applications Engineer for Cirrus Logic KK. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Dews’ over 20 years of experience as an investment banker and his familiarity with semiconductor and industrial technology businesses uniquely positions him to contribute strategic insight, acquisition knowledge, and provide other valuable contributions as one of our directors and the Chairperson of the Board.

Age: 58 Position: Director since 2014 and Chairperson of the Board since 2019

Richard N. Grant, Jr. was appointed as President and Chief Executive Officer of the Company and elected to serve as a director effective August 2020. Prior to joining InTest, Mr. Grant served as Senior Vice President Americas Region Measurement & Analytics of ABB Ltd from June 2017 to August 2020. Prior to his time at ABB, Mr. Grant served as Corporate Vice President and General Manager of the Materials Analysis Division of AMETEK Inc., an electronic instrument and electromechanical manufacturer, from April 2013 until June 2017. Mr. Grant was also an Operating Officer of AMETEK Inc. from 2013 until 2017, and a Board Member of SEIKO EG&G CO. LTD., a joint venture in which AMETEK maintained an interest, from 2016 until 2017. Prior to AMETEK, Mr. Grant worked at Emerson Electric in a variety of roles from March 1997 until April 2013, including as Vice President/General Manager of the Temperature Business unit of Rosemont Measurement from April 2011 until April 2013 and as Vice President Strategic Planning for Emerson Process Management from October 2007 until April 2011. Mr. Grant holds a Bachelor of Science degree in physics from Northern Kentucky University and an executive MBA from Xavier University. The Board believes that Mr. Grant’s considerable business management and leadership experience, together with his substantial knowledge of the industry, enable him to help drive corporate strategies and make valuable contributions as one of our directors.

Age: 55 Position: Director, President, Chief Executive Officer of the Company since 2020

InTest Corporation | 2025 Proxy Statement – 15

Proposal 1: Election of Directors (continued)

Gerald (Jerry) J. Maginnis was elected to serve as a director in June 2020. Since October 2015, Mr. Maginnis has served as a member of the board of directors of the funds comprising the Cohen & Steers Mutual Fund Complex (the “Complex”). Since January 2019, he has served as the Chair of the Audit Committee of the 20 funds within the Complex, including nine closed-end funds which are publicly traded on the New York Stock Exchange. From 2006 through his retirement in 2015, Mr. Maginnis served as the Managing Partner of the Philadelphia office of KPMG LLP (“KPMG”). From 2002 until 2008, Mr. Maginnis served as the Partner in Charge of KPMG’s Pennsylvania Business Unit Audit Practice, which included the firm’s offices in Philadelphia, Pittsburgh, and Harrisburg. Prior to 2002, Mr. Maginnis was an audit partner at KPMG concentrating on serving clients in the information, communications, and entertainment industries. From 2014 to 2015, Mr. Maginnis served as the President of the Pennsylvania Institute of Certified Public Accountants, a state CPA society. From 2014 to 2017, he served as a member of the Council of the American Institute of Certified Public Accountants (“AICPA”). From 2015 through March 2020, Mr. Maginnis was a member of the Board of Trustees of the AICPA Foundation where he served as Treasurer from 2018 to 2020. Mr. Maginnis holds a Bachelor of Science from Saint Joseph’s University and is a Certified Public Accountant. The Board believes Mr. Maginnis’ considerable audit, accounting and leadership experience enable him to make valuable contributions as one of our directors and as Chairperson of the Audit Committee.

Age: 69 Position: Director since 2020

Director Independence

Our Board has determined that each of the directors meet the independence requirements of the listing rules of NYSE American LLC (the “NYSE American Rules”), with the exception of Mr. Grant, who also serves as our President and Chief Executive Officer. In making the foregoing determination, the Board did not identify any matters, transactions, relationships or arrangements that needed to be considered in determining independence of such persons.

Board Leadership Structure

As stated in the Company’s Corporate Governance Guidelines, which can be found on our website at https://ir.intest.com/corporate-governance, the Board believes that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairperson of the Board and President and Chief Executive Officer based upon the circumstances. As of the date of this proxy statement, the offices of Chairperson and President and Chief Executive Officer are held by two separate individuals. Joseph W. Dews IV, an independent director, serves as the Chairperson of the Board, and Richard N. Grant, Jr. serves as the President and Chief Executive Officer of the Company. The Board believes the separation of the roles is the most appropriate structure at this time, as it allows the Company’s Chairperson to lead the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies, allowing the President and Chief Executive Officer to focus primarily on establishing and implementing the Company’s strategic plan and on day-to-day operations.

16 – InTest Corporation | 2025 Proxy Statement

Proposal 1: Election of Directors (continued)

Risk Oversight

Management is responsible for the day-to-day management of risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Management attends regular meetings of the Board and committees and discusses with the Board or appropriate committees the various risks confronting InTest, including the operational, legal, market and competitive risks that we face. In addition, the Audit Committee regularly considers financial risks and the steps management has taken to monitor and control such risks. The Compensation Committee provides oversight of risks related to our compensation policies and practices. The Nominating and Corporate Governance Committee oversees risks associated with our corporate governance practices and the independence of directors. The Audit Committee also assists the full Board in overseeing the Company’s risk management practices. During the past year, the Audit Committee reviewed presentations from management covering: a summary of all risk areas specifically reviewed during the prior three years; risks related to mergers & acquisition activities; revenue recognition policies and procedures; and updates on SOX 404b compliance status.

Members of management also comprise our Information Technology (“IT”) Committee, which is chaired by our Corporate Vice President of IT and Cybersecurity. This committee provides oversight of our risk management as it relates to cyber security. The IT Committee identifies our material cyber risks and reviews the strategies, processes and controls in place to facilitate the understanding, identification, prevention, measurement, reporting and mitigation of those risks. Mr. Maginnis attends quarterly meetings of the IT Committee as a board observer to facilitate the Board’s oversight of risk management.

Transactions with Related Persons

We have not entered into any transactions with a related person since the beginning of our most recently completed fiscal year on January 1, 2024, nor are we otherwise a participant in a current transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest. For purposes of this paragraph, a related person includes any executive officer, director or nominee for director, any greater than 5% beneficial owner of our common stock, and any immediate family or household member of any of the foregoing.

InTest Corporation | 2025 Proxy Statement – 17

RESPONSIBLE CORPORATE GOVERNANCE

Board Structure

InTest is committed to achieving excellence in our corporate governance practices. Our Board of Directors believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the potential risks weighed against the potential opportunities it may confront. Our Corporate Governance Guidelines which set forth our composition considerations, responsibilities and requirements can be found on our website at https://ir.intest.com/corporate-governance.

The Board recognizes its responsibility to determine the appropriate level of risk when establishing the Company’s strategy. Fundamental to this process is also ensuring that management not only understands potential risks but is taking the steps needed to understand and manage these risks. To handle these processes, we have currently structured our Board to have three standing Committees: Audit, Compensation, and Nominating and Corporate Governance. Copies of the charters of each of the current committees are posted on our website: https://ir.intest.com/corporate-governance.

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial management and controls. The Audit Committee’s primary oversight responsibilities relate to the integrity of our accounting and financial reporting processes, audits of our financial statements, and systems of internal control over financial reporting and accounting matters, and the independence, qualifications, retention, and performance of our independent registered public accounting firm. During 2024, the members of the Audit Committee were Gerald J. Maginnis (Chairperson), Steven J. Abrams and Jeffrey A. Beck. The Board has determined that both Messrs. Maginnis and Beck meet the criteria of an “audit committee financial expert” as that term is defined in Item 401 of Regulation S-K. The Board has also determined that each of the members of the Audit Committee who served as such during 2024, including each of the current members of the Audit Committee, is independent within the meaning of the NYSE American Rules. The Audit Committee held 15 meetings during 2024.

The Compensation Committee is appointed by the Board to review, evaluate, and approve the compensation and benefit programs of our executive officers, to administer our equity-based compensation plans, to review and recommend to the Board changes to our director compensation and to review the annual disclosures regarding the compensation of the Company’s executive officers to be included in InTest’s annual proxy statement and Annual Report on Form 10-K. During 2024, the members of the Compensation Committee were Jeffrey A. Beck (Chairperson), Joseph W. Dews IV, and Steven J. Abrams. The Board has determined that each of the members of the Compensation Committee is independent within the meaning of the NYSE American Rules, including the stricter requirements of Section 803 of the NYSE American Company Guide, which are not applicable to smaller reporting companies, but which we have adopted as the standard of independence for this Committee. The Compensation Committee held 4 meetings during 2024.

The Nominating and Corporate Governance Committee is appointed by the Board to select the director nominees to be presented for election at future annual meetings of stockholders, to review and assess our corporate governance procedures and to oversee annual evaluations of the Board and director self-assessments. During 2024, the members of the Nominating and Corporate Governance Committee were Steven J. Abrams (Chairperson), Joseph W. Dews IV and Gerald J. Maginnis. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE American Rules. See “Nominating Procedures” for information regarding the process for identifying and evaluating nominees, procedures for stockholder nominations and director qualifications. The Nominating and Corporate Governance Committee held 2 meetings during 2024.

Board Meetings

During the year ended December 31, 2024, the Board held a total of 10 meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he was a member, which were held during the time in which he was a director or a committee member, as applicable.

All members of the Board are encouraged, but not required, to attend our annual meeting of stockholders, and may do so virtually, in person or by phone. All of our directors, except Jeffrey A. Beck, attended the 2024 Annual Meeting of Stockholders, which was held virtually on June 20, 2024.

18 – InTest Corporation | 2025 Proxy Statement

Responsible Corporate Governance (continued)

Director Stock Ownership Guidelines

On January 14, 2019, the Board approved stock ownership guidelines for non-employee directors (the “Director Ownership Guidelines”). The ownership target under the Director Ownership Guidelines for each non-employee director is five times the annual cash retainer for non-employee directors. Non-employee directors have five years to achieve the ownership target from the later of the date on which the Director Ownership Guidelines were approved or a director joined the Board. Sales of the Company’s stock by non-employee directors are allowed only after each director reaches his ownership target. Such sales of the Company’s stock are allowed, however, prior to the achievement of the ownership target for the purpose of covering taxes due on vesting restricted stock awards and pursuant to any existing trading plans. Each of our non-employee directors as of April 1, 2025 were in compliance with the Director Ownership Guidelines.

InTest Corporation | 2025 Proxy Statement – 19

Responsible Corporate Governance (continued)

Insider Trading Policy
The Company has adopted an insider trading policy, for all employees, designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Insiders, who include our directors, executive officers, and certain employees whose duties involve access to material non-public
information, may buy and sell the Company’s stock within an open “window period,” which begins after the first full trading day following the public release of earnings for the prior quarter and ends fourteen calendar days prior to the end of that fiscal quarter. Insiders are prohibited from purchasing or selling the Company’s stock if they are in possession of material non-public
information, even if it is within the open window period. The Company reserves the right to impose an “event-specific blackout period” if it deems insiders to have “insider information,” regardless of if it is an open window period.
Prohibition of Employee, Officer and Director Hedging
The Board believes it is improper and inappropriate for any director, officer or other employee to engage in short-term or speculative transactions involving InTest’s securities. As such, InTest’s insider trading policy prohibits directors and employees, including executive officers, from engaging in any hedging or monetization transactions involving InTest’s securities, purchases on margin or pledging of securities, short sales and buying or selling put or call options. The insider trading policy also prohibits directors and executive officers from (i) selling equity securities of the Company sooner than six months after last acquiring such equity securities or (ii) buying equity securities of the Company sooner than six months after last selling such equity securities.
Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board, or with a particular director, may send a letter addressed to our Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairperson of the Board.
Compensation Procedures
During 2024, the Compensation Committee was comprised, and presently is comprised, solely of independent directors. The Compensation Committee has the authority to delegate any or all of its powers and authority to one or more subcommittees, each subcommittee to consist of one or more members of the Compensation Committee. No such delegation of authority to a subcommittee has occurred. All decisions regarding the compensation of our executive officers are approved by the Compensation Committee.
As a general matter, changes to director compensation are periodically considered by the Compensation Committee and recommended to the Board for approval. Any change in the compensation of any director or any group of directors is approved by a majority of non-interested
directors, and, if such recommendation applies to the compensation of all directors, by a majority of the independent directors in addition to a majority of the directors then in office.
In 2023, the Compensation Committee retained Radford, a unit of Aon plc, as its independent compensation consultant to advise it regarding current best practices for executive and director compensation arrangements and to review and make recommendations regarding the amount, type and structure of compensation to be paid to the Company’s executive officers and directors in 2024. At the direction of the Compensation Committee, Radford compares the levels of compensation of the executive officers and directors to market-based data available in the Radford Global Technology Survey for similarly sized companies.
The Compensation Committee determined that Radford does not provide any material services to management or the Company, and that Radford does not have any business or personal relationship with any member of the Compensation Committee or management or otherwise have any conflict of interest in performing its services for the Compensation Committee.

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Responsible Corporate Governance (continued)

Board Composition
Our Nominating and Corporate Governance Committee (which is comprised solely of independent directors) is responsible for developing the general criteria, subject to approval of the Board, for use in identifying, evaluating and selecting qualified candidates for election, or re-election,
to the Board. The Nominating and Corporate assesses the qualifications, expertise, performance and willingness to serve of each current director or candidate.
The Nominating Committee and the Board believe that considering diversity in terms of experience, skills, industry knowledge, subject matter familiarity as well as demographic background creates a Board that can best serve the needs of the Company and its stockholders and are important factors that are considered when identifying individuals for Board membership.
The Nominating Committee and the Board evaluates the number of members based on the current revenue, operating expenses and market capitalization of the business. Given the current scale of the Company, the Board has determined that expansion is not in the Company’s best interests. Nonetheless, if as a result of its annual assessment of the Board and its composition, or at any other time during the year, the Board determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a search will be initiated utilizing appropriate staff support, input from other directors, senior management, and outside contacts, consideration of nominees previously submitted by stockholders, and, if deemed necessary or appropriate, retention of a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will be identified and reviewed by the Nominating and Corporate Governance Committee and the Board. Candidates will be prioritized, and a determination made as to whether a member of the Nominating and Corporate Governance Committee, another director or member of senior management has a relationship with the preferred candidate and can initiate contacts. If not, contact may be initiated by the Company or the search firm. The Chairperson and one or more members of the Nominating and Corporate Governance Committee or the Board will interview any prospective candidates. Evaluations and recommendations of the interviewers will be shared with all members of the Nominating and Corporate Governance Committee for final evaluation. The Nominating and Corporate Governance Committee will then meet to determine which candidate (or candidates) to select. The Nominating and Corporate Governance Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.
Each of the incumbent nominees for director included in this proxy statement was recommended for re-election
by the Nominating and Corporate Governance Committee. The full Board, including the President and Chief Executive Officer, unanimously approved all of the nominees for election by the stockholders of the Company, as recommended by the Nominating and Corporate Governance Committee.
Stockholder recommendations with regard to director candidates may be submitted in writing to the Secretary of InTest for consideration by the Nominating and Corporate Governance Committee. Each such recommendation should include the following information: (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of InTest which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board, (v) the name and residence address of the proposing stockholder(s), (vi) the number of shares of common stock owned by the proposing stockholder(s), and (vii) such other information as the stockholder making such recommendation believes would be relevant to the consideration of such candidate.
Director candidates must meet certain minimum qualifications, including being at least 21 years old and possessing:

●	the ability to read and understand corporate financial statements;

●	relevant business experience and professional skills;

●	high moral character and personal and professional integrity; and

●	the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation.

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 – 21

Responsible Corporate Governance (continued)

In addition, the Nominating and Corporate Governance Committee may consider a variety of other qualities and skills, including:

●	expertise in finance, economics, technology or markets related to the business in which InTest and its subsidiaries may engage;

●	the ability to exercise independent decision-making;

●	the absence of conflicts of interest;

●	diversity of experience; and

●	the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders.
Nominees must also meet any applicable requirements of SEC regulations, state law, our Certificate of Incorporation and our Bylaws. When assessing a candidate, consideration will be given to the effect such candidate will have on the diversity of the Board. Diversity of the Board is evaluated by considering a broad range of attributes, such as background, both geographic and demographic, expertise and experience.
Stockholders who wish to make nominations to be considered at the 2025 Annual Meeting of Stockholders may do so by following the procedures set forth in our Bylaws. See “
Information Regarding Deadlines and Procedures for Submission of Stockholder Proposals and Nominations of Directors
” for additional information regarding the deadlines and notice procedures.
Committee Compositions Following the Annual Meeting
Subject to and upon the election of each director nominee to the Board at the Annual Meeting, the Committee compositions following the Annual Meeting will not change and be as follows:

Audit Committee Gerald J. Maginnis (Chairperson) Steven J. Abrams, Esq. Jeffrey A. Beck	Compensation Committee Jeffrey A. Beck (Chairperson) Steven J. Abrams, Esq. Gerald J. Maginnis
Nominating and Corporate Governance Committee Steven J. Abrams, Esq. (Chairperson) Joseph W. Dews IV Gerald J. Maginnis

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Executive Compensation
(continued)

AUDIT COMMITTEE REPORT

The Audit Committee reviewed our audited consolidated financial statements for the year ended December 31, 2024 and met with both management and RSM US LLP (“RSM”), our independent registered public accounting firm, to discuss those financial statements. The Audit Committee also reviewed the report of management contained in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC, as well as RSM’s report included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedule. The Audit Committee has discussed with RSM the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from RSM required by the PCAOB regarding RSM’s communications with the Audit Committee concerning independence and has discussed with RSM their independence.

Based on these reviews and discussions with management and RSM, the Audit Committee recommended to our Board (and the Board approved) that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Audit Committee:

Gerald J. Maginnis, Chairperson

Steven J. Abrams, Esq.

Jeffrey A. Beck

InTest Corporation | 2025 Proxy Statement – 23

EXECUTIVE OFFICERS OF InTest

Our executive officers and their ages and positions are as follows:

Name	Age	Position

Richard N. Grant, Jr.	55	President, Chief Executive Officer and Director

Duncan Gilmour	53	Chief Financial Officer, Treasurer and Secretary

Joseph McManus	51	Division President, Electronic Test

Michael Goodrich	55	Division President, Process Technologies

Michael Tanniru	48	Division President, Environmental Technologies

Biographical and Other Information Regarding InTest’s Executive Officers

Executive officers are appointed by the Board. Each executive officer is appointed to serve at the will of the Board.

Richard N. Grant, Jr. See “Biographical and Other Information Regarding InTest’s Director Nominees” above.

Duncan Gilmour was appointed as Chief Financial Officer, Treasurer and Secretary effective June 2021. Prior to joining InTest, Mr. Gilmour served as Americas Region Controller of the Process Automation Measurement and Analytics Division of ABB, Inc. from June 2017 to June 2021. Prior to his time at ABB, Inc. Mr. Gilmour served as Finance Director of Enterprise Support for Tyco International, Corporate from December 2014 to May 2017. Mr. Gilmour previously served as Finance Director of Special Hazards for Tyco International, Fire Protection Products from June 2013 to December 2014, as Americas Finance director from July 2011 to June 2013, as Global FP&A Director from September 2010 to July 2011, as Global Controller from September 2007 to September 2010, as Director of Compliance from January 2006 to September 2007, and as Director of Corporate Compliance at Tyco EarthTech from 2004 to 2006. Prior to his time at Tyco, Mr. Gilmour worked at Coopers & Lybrand (now PricewaterhouseCoopers LLP), serving as Audit Manager from 2000 to 2004, as Senior Associate from 1997 to 2000 and as Supervisor and Audit Associate from 1993 to 1997. Mr. Gilmour holds a BAcc Jt. Honours degree in Economics and Accounting from the University of Glasgow and earned a certification as a chartered accountant from The Institute of Chartered Accountants of Scotland.

Joseph McManus joined InTest in February 2021 as Vice President and General Manager of EMS. In January 2022, he was promoted to Division President, Electronic Test. Prior to joining InTest, Mr. McManus served as Vice President of Sales for CECO Environmental in the Fluid Handling division from November 2016 to September 2020. Prior to his time at CECO, Mr. McManus had a 20-year career with Akrion, a semiconductor capital equipment supplier from February 1996 to November 2016 where his most recent roles included Vice President-Sales and Marketing and Global Product Manager. Mr. McManus holds a Bachelor of Science in Mechanical Engineering and an MBA from Villanova University.

Michael Goodrich joined InTest in January 2024 as President, Process Technologies Division. Prior to joining InTest, Mr. Goodrich was Vice President of Operations with Vixar Inc, a subsidiary of asm OSRAM. Previous to that he was President of GBS, LLC providing strategic and process improvement advisory services to technology and manufacturing business. Mr. Goodrich spent over 20 years of his career at Rudoph Technologies where he progressively advanced to roles of greater responsibility. He began his career with August Technology which was later acquired by Rudolph where he was tasked with creating the customer support department. He ultimately rose to Vice President and General Manager and managed several cross functional strategic relationships while overseeing several major product launches and revenue growth of over 60%. He began his career as a technical support engineer at several technology companies. A graduate of DeVry Institute of Technology where Mr. Goodrich earned a B.S. in Electronics Engineering Technology, he also earned his M.B.A. at the University of St. Thomas.

Michael Tanniru joined InTest in May 2023 as Division President, Environmental Technologies. Prior to joining InTest, Mr. Tanniru served as General Manager for Cincinnati Test Systems, a manufacturer of instruments and turn-key machines for leak and function test of manufactured products from January 2020 to May 2023. Prior to his time at Cincinnati Test Systems, Mr. Tanniru held various leadership roles with AMETEK, including Precitech Segment Director, from November 2012 to December 2019. Prior to that, Mr. Tanniru had a 13-year career with Emerson Process Management. Mr. Tanniru earned his Bachelor of Science in Electrical Engineering and MBA in Finance from the University of Pittsburgh.

Our named executive officers (“NEOs”) for 2024 are Messrs. Grant, Gilmour and McManus.

24 – InTest Corporation | 2025 Proxy Statement

EXECUTIVE COMPENSATION

Executive Summary

Since 2016, the Compensation Committee has retained an independent compensation consultant, Radford, to review our executive compensation structure and recommend changes to the structure and manner of compensating our executive officers. In March 2024, as a result of the Compensation Committee’s analysis of information provided by and recommendations from Radford, the Compensation Committee adopted a compensation program for 2024 for our executive officers that aligned executive officer compensation with competitive market practices and specific objectives of the Company in addition to aligning our executive officers’ long-term interests with those of our stockholders by targeting pay for performance. In March 2024, based on the recommendations of Radford and discussions with management, the Compensation Committee approved an executive compensation program based on the following for 2024:

●	Market survey data in the industries in which the Company operates was reviewed;

●	Prior year’s annual performance was reviewed;

●	All elements of compensation—salary, bonus, total cash, long-term incentives and total direct compensation—were compared to the market survey data;

●	An annual incentive plan was adopted with competitive targets; and

●	Long-term incentive guidelines were adopted for the executive officers.

Overview of the Executive Compensation Program

The executive compensation program is designed to reflect the performance of the Company and align the executive officers’ interests with those of our stockholders. To achieve these ends, the executive compensation program consists of three components: base salary, performance-based short-term incentives, and long-term incentives, as more fully described below. While there is no fixed formula, the Compensation Committee seeks an appropriate balance between cash and non-cash compensation, short and long term incentives, at-risk compensation and a mix of various forms of equity compensation. In addition, consistent with market practices, the Compensation Committee believes that executive officers who have greater and more direct impact and ability to influence the Company’s overall performance should receive a significant proportion of equity-based compensation relative to their total compensation, thus seeking to align the executive officers’ incentives and impact with the value they bring to Company-wide performance.

The executive compensation program for 2024 directly addressed the executive compensation of our Chief Executive Officer, Richard N. Grant, Jr., our Chief Financial Officer, Duncan Gilmour. In addition, Mr. McManus’s executive compensation program for 2024 was materially consistent in design and structure to the program established by the Compensation Committee for our other NEOs and, for example, includes base salary, performance-based short-term incentives, and long-term incentives.

The elements of our executive compensation program are periodically reviewed and analyzed using current publicly available market data, contemporary market trends in the industries in which the Company operates and periodic reviews of compensation and benefit surveys. Although we perform periodic reviews of salary surveys and use compensation consultants to analyze elements of our compensation program, we do not believe that it is appropriate to establish compensation levels based solely on the use of such surveys or analysis or to specifically target any particular market compensation level. This information is used as a market check and as one data point in reviewing our executive compensation program.

InTest Corporation | 2025 Proxy Statement – 25

Executive Compensation (continued)

The components of our 2024 Executive Compensation Plan were as follows:

Base Salary	Base salaries, which are established at hire, are reviewed and adjusted periodically by the Compensation Committee based on a variety of factors, which may include competitiveness, individual performance, tenure, overall Company performance, internal positioning, and other factors.

Short-Term Incentives	Annual incentive percentages of base salary, Company and business unit performance targets, and strategic performance criteria are established for short-term incentive compensation. Cash incentives are intended to reward the achievement of annual Company financial goals as well as individual accomplishments and contributions. For 2024, Company goals were based on revenue and Adjusted EBITDA targets and attainment of certain strategic objectives of the Company.

Long-Term Incentives	Equity-based compensation serves to link the interests of the executives and our stockholders and focuses the executives on the long-term appreciation of the Company’s stock. For 2024, equity-based compensation was awarded in the form of time-vested restricted stock, performance-vested restricted stock and stock options.

Philosophy

The Compensation Committee is committed to the general principle that executive compensation should be commensurate with the Company’s performance and the performance of the individual executive officer. The primary objectives of our executive compensation program are to:

●	attract and retain executive officers who demonstrate the leadership and management skills necessary to drive our long-term success;

●	reward the achievement of our business goals and individual contributions toward achievement of those goals; and

●	provide compensation opportunities linked to the Company’s performance and the interests of our stockholders.

Our pay philosophy is for the total compensation (base salary plus short-term incentive compensation and long-term equity-based compensation) of our NEOs to be guided by the market median for similarly situated companies.

Underlying our executive compensation program is the philosophy that the interests of our stockholders are best served by a program that includes a significant variable component based on our performance. As a result, our executives have a significant portion of their compensation “at risk,” either through the variability of the short-term incentive portion of the plan, or subject to the movement in the price of the Company’s stock or the Company’s performance through the long- term incentive portion of the plan. Amounts paid under the plan are further subject to repayment or “claw back” as needed to comply with all applicable laws and regulations.

Accordingly, and as more fully described below, the Compensation Committee approved the following compensation arrangements (“2024 Executive Compensation Plan”) for Messrs. Grant, Gilmour and McManus for 2024.

2024 Base Salary and Long-Term Incentive Compensation

Name and Title	Annual Base Salary	Time Vested Restricted Stock (RSAs) Awarded(1)	Performance Vested Restricted Stock (PSAs) Awarded(2)	Stock Options Awarded

Richard N. Grant, Jr., President and Chief Executive Officer	$428,915	17,652	17,652	30,536(3)

Duncan Gilmour, Chief Financial Officer, Treasurer and Secretary	$282,500	7,356	7,355	12,724(3)

Joseph McManus, Division President, Electronic Test	$284,500	3,236	3,236	5,600(3)

26 – InTest Corporation | 2025 Proxy Statement

Executive Compensation (continued)

(1)	The time vested restricted stock awards vest 25% annually which will commence on March 6, 2025.

(2)	The performance metric used for the shares of performance vested restricted stock will be Adjusted EBITDA percentage of the Company for the year ended December 31, 2026.

(3)

The stock option award vests 25% annually which will commence on March 6, 2025 and will have an exercise price of $11.33, which was the closing price of the Company’s common stock as listed on the NYSE American on March 6, 2024.

Description of the Base Salary Portion of the 2024 Executive Compensation Plan

Mr. Grant’s base salary was increased from $415,414 to $428,915 effective April 1, 2024; Mr. Gilmour’s base salary was increased from $275,600 to $282,500 effective April 1, 2024; and Mr. McManus’s base salary was increased from $274,200 to $284,500 effective April 1, 2024. The increases in base salary were made to reflect individual performance.

Description of the Short-Term Incentive Portion of the 2024 Executive Compensation Plan

The following is a summary of the short-term incentive portion of our 2024 Executive Compensation Plan that the Compensation Committee adopted for Messrs. Grant and Gilmour.

●	Target incentive opportunity of 85% of base salary for Mr. Grant and 65% of base salary for Mr. Gilmour, which marks an increase of 15% and 10% for Mr. Grant and Mr. Gilmour, respectively.

●

Performance bonus payment for Messrs. Grant and Gilmour are based upon satisfaction of the following weighted performance metrics: 60% based on the achievement of revenue and Adjusted EBITDA targets in a performance matrix (financial performance), 20% based on actual results of final average Net Working Capital (“NWC”) relative to final budgeted average NWC (asset performance), and 20% based on the achievement of revenue and EBITDA targets of Alfamation S.p.A. (strategic performance).

●	Minimum financial performance thresholds beginning at 80% and 86% for the revenue and Adjusted EBITDA targets, respectively; 120% for NWC; and 100% for Alfamation revenue and EBITDA targets.

●	Below minimum financial performance, each of Mr. Grant and Mr. Gilmour would earn 0% of his target incentive opportunity for financial performance if none of the performance metrics are satisfied.

●

Maximum financial performance limits at 120% of target for the revenue component and 114% for the Adjusted EBITDA component; 80% of target for NWC; and 110% of target for Alfamation revenue and EBITDA targets.

●

At maximum financial performance, each of Messrs. Grant and Gilmour could earn 175% of his target incentive opportunity for the financial performance component; 150% of his target incentive opportunity for NWC; and 110% of his target incentive opportunity for Alfamation revenue and EBITDA targets.

The following is a summary of the short-term incentive portion of our 2024 Executive Compensation Plan established for Mr. McManus.

●	Target incentive opportunity of 50% of base salary.

●

Performance bonus payment for Mr. McManus based upon satisfaction of the following weighted performance metrics: 60% based on the achievement of division revenue and income from operations targets in a performance matrix (financial performance), 20% on average divisional NWC (asset performance), and 20% based on the prorated year 1 revenue and EBITDA targets of Alfamation S.p.A. (strategic performance).

●	Below minimum financial performance, Mr. McManus would earn 0% of his target incentive opportunity for financial performance if none of the performance metrics are satisfied.

●

At maximum financial performance, Mr. McManus could earn 175% of his target incentive opportunity for financial performance; 150% of target for NWC; and 110% of target for Alfamation revenue and EBITDA targets.

The Committee and Mr. Grant (our CEO) believes that the goals for Company-wide and division performance along with the personal goals established under the 2024 Executive Compensation Plan were sufficiently difficult to achieve in order to provide a significant incentive for the participants to improve the Company’s and individual division performance during that year. The Committee and Mr. Grant (our CEO) also believes that such goals did not encourage any of the participants to cause the Company to take excessive risks in connection with achieving the goals and that, by including targets for strategic performance such as those related to development and implementation of a talent development program, the goals were consistent with reducing the Company’s overall risks.

InTest Corporation | 2025 Proxy Statement – 27

Executive Compensation (continued)

The following matrix shows the payout opportunity for the financial performance portion of the short-term incentive program as a function of target revenue and the targeted financial measures applicable to each NEO.

		Revenue vs. Target

		<80%	80%	90%	100%	110%	120%

Financial Performance Measure vs. Target	<86%	0%	0%	0%	0%	0%	0%
	86%	0%	50%	50%	50%	63%	75%
	93%	0%	63%	75%	75%	88%	100%
	100%	0%	75%	88%	100%	113%	125%
	107%	0%	88%	100%	125%	138%	163%
	114%	0%	100%	125%	150%	163%	175%

For the short-term incentive program Mr. Grant did not achieve the financial performance goals described above, which were weighted as 60%. Mr. Grant also did not achieve the strategic performance targets, weighted as 20%. Average net working capital goals, also weighted at 20%, were exceeded and paid out at 125% of target.

As a result, the short-term incentive compensation payout to Mr. Grant for 2024 was as follows:

Target Bonus	Actual Payment	Actual as a % of Target

$364,578	$91,144	25%

For the short-term incentive program Mr. Gilmour did not achieve the financial performance goals described above, which were weighted as 60%. Mr. Gilmour also did not achieve the strategic performance targets, weighted as 20%. Average net working capital goals, also weighted at 20%, were exceeded and paid out at 125% of target.

As a result, the short-term incentive compensation payout to Mr. Gilmour for 2024 was as follows:

Target Bonus	Actual Payment	Actual as a % of Target

$183,625	$45,906	25%

For the short-term incentive program Mr. McManus met the financial performance goals described above, which were weighted as 60%, which was paid out at 100% of target. Mr. McManus did not achieve the strategic performance targets, weighted as 20%. Average net working capital goals, also weighted at 20%, were exceeded, which was paid out at 125% of target.

As a result, the short-term incentive compensation payout to Mr. McManus for 2024 was as follows:

Target Bonus	Actual Payment	Actual as a % of Target

$142,250	$120,913	85%

Description of Long-Term Incentive Portion of the 2024 Executive Compensation Plan

As part of Radford’s scope of work, the Compensation Committee sought the consultant’s advice and recommendations on the use of equity-based compensation for the executive officers. With such input from Radford, with respect to Messrs. Grant, Gilmour and McManus the Compensation Committee determined that:

●	A regular program of long-term incentive awards would increase the linkage between the pay of the executive officers and the performance delivered to our stockholders;

●	Stock options would be effective as a tool to reward the executive officers for focusing on growing the value of the Company over the long term;

28 – InTest Corporation | 2025 Proxy Statement

Executive Compensation (continued)

●	Shares of time-vested restricted stock (“RSAs”) would be effective as a tool to provide both retention and increase the immediate connection between the executives and the stockholders; and

●	Shares of performance-vested restricted stock (“PSAs”) would be effective as a tool to align pay with company performance.

Accordingly, the Compensation Committee decided to compensate Messrs. Grant, Gilmour and McManus through the grant of a combination of stock options, RSAs and PSAs as set forth above in the 2024 Base Salary and Long-Term Incentive Compensation table.

The PSAs are subject to a performance metric measured by audited revenue of the Company at the end of 2026 relative to the stated target, calculated as all base company businesses as of December 31, 2023 and all acquired revenue in audited revenue for the year ended December 31, 2026, and have a vesting factor that ranges from 0% to 150%.

Management Stock Ownership Guidelines

On November 4, 2020, the Board approved stock ownership guidelines for executive officers and certain other members of the Company’s management team (the “Management Ownership Guidelines”). The ownership target under the Management Ownership Guidelines is 5x base salary for our CEO, 2x base salary for our CFO, and 0.5x base salary for our Vice Presidents and General Managers. On April 26, 2023, the Board approved an amendment to the Management Ownership Guidelines which incorporated ownership targets of 5x annual retainer for non-employee directors and added an ownership target of 1x base salary for Division Presidents. Such persons have five years to achieve the ownership target from the later of the date on which the Management Ownership Guidelines were approved or when they were hired or promoted to their position. Our CEO, CFO, independent directors, Division Presidents, Vice Presidents and General Managers (collectively, the “Covered Executives”) must also remain at or above their target ownership level at the close of trading on April 1 of each year as long as they are employed by, or serve as an independent director of, the Company. Each Covered Executive must retain 50% of all net shares (post tax) that vest until the applicable ownership target is achieved. If the Covered Executive becomes subject to a higher ownership target, the new or higher target will apply 30 days after the change and 50% of net vested shares should be retained until the new applicable minimum ownership target is met.

For purposes of satisfying the ownership target, the following will be included:

i.

Any shares of common stock of the Company held by the Covered Executive owned, either individually or jointly with such person’s spouse and/or children, including any vested shares of restricted stock;

ii.	Any shares of common stock of the Company held in trust for the economic benefit of the Covered Executive or their spouse or minor children; and

iii.	Any unvested RSAs.

Unvested PSAs, and unexercised stock options (whether vested or unvested) will not be included in the determination of ownership calculations for purposes of meeting the ownership target.

As of April 1, 2025, none of Messrs. Grant, Gilmour or McManus met their ownership target largely due to a decrease in the market price of our common stock. Pursuant to the Management Ownership Guidelines, the Compensation Committee may take any action it deems advisable upon a Covered Executive’s failure to meet the ownership target, including but not limited to payment of future annual or long-term cash incentives in the form of shares of Company common stock or future equity compensation awards or preventing the Covered Executive from selling any shares of the Company’s stock until such individual’s stock ownership is back in compliance with the Management Ownership Guidelines. As of April 1, 2025, each of Messrs. Grant, Gilmour and McManus are still within their five-year phase-in period.

InTest Corporation | 2025 Proxy Statement – 29

Executive Compensation (continued)

Tables and Additional Narrative Discussion

The following tables and discussions set forth certain information with respect to the compensation we paid, or recognized as an expense in accordance with Accounting Standards Codification (“ASC”) Topic 718 (Compensation—Stock Compensation), to our NEOs.

Summary Compensation Table

For the Fiscal Year Ended December 31, 2024

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(A)	Stock Options ($)(B)	Non-Equity Incentive Plan Compensation ($)(C)	All Other Compensation ($)(D)	Total ($)

Richard N. Grant, Jr.	2024	425,021	—	399,994	200,109	91,144	4,750	1,121,018
President and Chief Executive Officer	2023	409,076	—	316,687	158,328	247,171	4,750	1,136,012

Duncan Gilmour	2024	280,509	—	166,676	83,383	45,906	4,750	581,224
Chief Financial Officer, Treasurer and Secretary	2023	271,400	—	150,033	74,970	128,843	4,750	629,996

Joseph McManus Division President, Electronic Test	2024 2023	281,529 270,377	— —	73,328 66,681	36,698 33,328	120,913 157,665	4,750 4,750	517,218 532,801

(A)

The amounts in this column for 2024 reflect the fair value of the RSAs granted to our NEOs in 2024. The fair value of the RSAs is based on the closing price of our stock on the date of grant and computed in accordance with ASC Topic 718. On March 6, 2024, Messrs. Grant, Gilmour and McManus were granted 17,652, 7,356 and 3,236 RSAs, respectively, which vest 25% annually. Further, on March 6, 2024, Messrs. Grant, Gilmour and McManus were granted 17,652, 7,355 and 3,236 PSAs, respectively. The closing price of our stock on March 6, 2024, was $11.33. For a discussion of assumptions made in the foregoing valuations, see Note 13 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025.

(B)

The amounts in this column for 2024 reflect the fair value of the stock options granted our NEOs in 2024, which vest 25% annually. On March 6, 2024, Messrs. Grant, Gilmour and McManus were granted 30,536, 12,724 and 5,600 options, respectively. The fair value for stock options granted during 2024 was estimated at the date of grant using the Black-Scholes option pricing model. The per share weighted average fair value of stock options issued on March 6, 2024, was $6.55. For a discussion of assumptions made in the foregoing valuations, see Note 13 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025.

(C)

The material terms of the non-equity incentive plan awards, including a general description of the formula and criteria that was applied in determining the amounts paid, are described above under the heading “Description of the Short-Term Incentive Portion of the 2024 Executive Compensation Plan”.

(D)	The amounts in this column for 2024 reflect the matching contributions made to the NEO’s 401(k) plan account.

30 – InTest Corporation | 2025 Proxy Statement

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End

For the Fiscal Year Ended December 31, 2024

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)

Richard N. Grant, Jr.	84,000	28,000	10.62	3/9/31	4,667	(2)	40,090

	12,846	12,846	9.76	3/8/32	20,494	(3)	176,043

	4,247	12,741	16.06	3/7/33	17,254	(4)	148,212

	—	30,536	11.33	3/5/34	35,304	(5)	303,261

Duncan Gilmour	6,078	2,026	16.80	6/13/31	497	(6)	4,269

	6,424	6,424	9.76	3/8/32	10,247	(7)	88,022

	2,011	6,033	16.06	3/7/33	8,174	(8)	70,215

	—	12,724	11.33	3/5/34	14,711	(9)	126,367

Joseph McManus	7,500	2,500	13.13	4/27/31	875	(10)	7,516

	6,940	6,940	8.14	4/27/32	1,864	(11)	16,012

	894	2,682	16.06	3/07/33	3,633	(12)	31,207

	—	5,600	11.33	3/5/34	6,472	(13)	55,594

(1)	Based on the closing share price on December 31, 2024 of $8.59.

(2)	Represents the unvested portion of restricted stock that was granted on March 10, 2021 under the 2014 Stock Plan. These shares vest in equal portions on March 10, 2022, 2023, 2024 and 2025.

(3)

Represents the unvested portion of restricted stock that was granted on March 9, 2022 under the 2014 Stock Plan. 13,664 shares vest in equal portions on March 9, 2023, 2024, 2025 and 2026. 13,662 shares issued at target performance that may vest on March 9, 2025, three years from the date of grant at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 20,493.

(4)

Represents the unvested portion of restricted stock that was granted on March 8, 2023 under the 2014 Stock Plan. 9,860 shares vest in equal portions on March 8, 2024, 2025, 2026 and 2027. 9,859 shares issued at target performance that may vest on March 8, 2026, three years from the date of grant at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 14,789.

(5)

Represents the unvested portion of restricted stock that was granted on March 6, 2024 under the 2023 Stock Plan. 17,652 shares vest in equal portions on March 6, 2025, 2026, 2027 and 2028. 17,652 shares issued at target performance that may vest on March 6, 2027, three years from the date of grant at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 26,478.

(6)	Represents the unvested portion of restricted stock that was granted on June 14, 2021 under the 2014 Stock Plan. 1,988 shares vest in equal portions on June 14, 2022, 2023, 2024 and 2025.

(7)

Represents the unvested portion of restricted stock that was granted on March 9, 2022 under the 2014 Stock Plan. 6,832 shares vest in equal portions on March 9, 2023, 2024, 2025 and 2026. 6,831 shares issued at target performance that may vest on March 9, 2025, three years from the date of grant at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 10,247.

(8)

Represents the unvested portion of restricted stock that was granted on March 8, 2023 under the 2014 Stock Plan. 4,672 shares vest in equal portions on March 8, 2024, 2025, 2026 and 2027. 4,670 shares issued at target performance that may vest on March 8, 2026, three years from the date of grant at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 7,005.

InTest Corporation | 2025 Proxy Statement – 31

Executive Compensation (continued)

(9)

Represents the unvested portion of restricted stock that was granted on March 6, 2024 under the 2023 Stock Plan. 7,356 shares vest in equal portions on March 6, 2025, 2026, 2027 and 2028. 7,355 shares issued at target performance that may vest on March 6, 2027, three years from the date of grant at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 11,033.

(10)	Represents the unvested portion of restricted stock that was granted on April 28, 2021 under the 2014 Stock Plan. These shares vest in equal portions on April 28, 2022, 2023, 2024 and 2025.

(11)	Represents the unvested portion of restricted stock that was granted on April 28, 2022 under the 2014 Stock Plan. These shares vest in equal portions on April 28, 2023, 2024, 2025 and 2026.

(12)

Represents the unvested portion of restricted stock that was granted on March 8, 2023 under the 2014 Stock Plan. 2,076 shares vest in equal portions on March 8, 2024, 2025, 2026 and 2027. 2,076 shares issued at target performance that may vest on March 8, 2026, three years from the date of grant at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 3,114.

(13)

Represents the unvested portion of restricted stock that was granted on March 6, 2024 under the 2023 Stock Plan. 3,236 shares vest in equal portions on March 6, 2025, 2026, 2027 and 2028. 3,236 shares issued at target performance that may vest on March 6, 2027, three years from the date of grant at a vesting percentage to be determined by the Compensation Committee based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 4,854.

Employment Agreements

Richard N. Grant, Jr.

In connection with his appointment as our Chief Executive Officer and President, we have entered into a letter agreement with Mr. Grant, dated July 24, 2020, which provides that Mr. Grant’s employment will be on an at-will basis and that he will be entitled to an annual base salary of $375,000 per year, subject to periodic review by the Compensation Committee. During Mr. Grant’s employment, he is eligible to participate in the Company’s annual bonus award plan. For fiscal years 2021 and thereafter, Mr. Grant’s goals for his annual bonus award are set forth in the Company’s executive officer compensation plan for such fiscal year and his award thereunder.

Under the terms of the letter agreement, Mr. Grant is eligible to participate in the employee benefit plans and programs (excluding severance) generally available to the Company’s senior executives and consistent with such plans and programs of the Company, including but not limited to medical, life and disability insurance, retirement, vacation/paid time off, fringe benefit, perquisite, business expense reimbursement and travel plans or programs, in accordance with and subject to eligibility and other terms and conditions of such plans and programs, as in effect from time to time. As a condition of accepting his offer of employment, Mr. Grant also executed a Confidentiality, Non-Competition and Non-Solicitation Agreement, which includes standard restrictive covenants, assignment of inventions, confidentiality and non-disparagement, and non-competition and non-solicitation of employees, customers and suppliers provisions.

Duncan Gilmour

In connection with his appointment as our Chief Financial Officer, Treasurer and Secretary, we entered into a letter agreement with Mr. Gilmour, dated June 10, 2021, which provides that Mr. Gilmour’s employment will be on an at-will basis and that he will be entitled to an annual base salary of $240,000 per year, subject to periodic review by the Compensation Committee. During Mr. Gilmour’s employment, he is eligible to participate in the Company’s annual bonus award plan. For fiscal years 2022 and thereafter, Mr. Gilmour’s actual bonus payment under the annual bonus award plan will be set forth in the Company’s executive officer compensation plan for such fiscal year and his award.

Under the terms of his offer letter, Mr. Gilmour also received an additional performance-based award (the “Performance Award”) of restricted common stock. The total number of shares of restricted common stock subject to the Performance Award is equal to (a) $100,000 (based on target performance) divided by (b) the closing price of the Company’s common stock on June 14, 2021. The Performance Award vested on August 24, 2023 at a vesting percentage of 150%, as determined by the Committee under the performance goals described in a written restricted stock agreement. As a condition of his employment, Mr. Gilmour also executed a Confidentiality, Non-Competition and Non-Solicitation Agreement, which includes standard restrictive covenants, assignment of inventions, confidentiality and non-disparagement, and non-competition and non-solicitation of employees, customers and suppliers provisions.

Joseph McManus

We do not have an employment agreement with Mr. McManus, who is employed on an “at will” basis.

32 – InTest Corporation | 2025 Proxy Statement

Executive Compensation (continued)

Retirement Benefits

Our NEOs are provided retirement benefits under the tax-qualified 401(k) plan provided to our other domestic employees. Our NEOs are subject to provisions that allow participants to make contributions from their own salary on a pre-tax basis and provides a discretionary employer matching contribution not to exceed $4,750 a year. The amount of employer contributions made to our 401(k) plan for our NEOs for 2024 are included in the column entitled “All Other Compensation” in the “Summary Compensation Table” above. We do not provide any other retirement benefits to our NEOs.

Potential Payments upon Retirement, Death, Disability or Termination Following a Change of Control

We have Change of Control Agreements with Messrs. Grant and Gilmour (the “Change of Control Agreements”). We do not have a Change of Control Agreement with Mr. McManus.

The Change of Control Agreements provide for the payment of certain benefits upon the executive officer’s separation from service by us without Cause (as defined below) or by the executive officer for Good Reason (as defined below) within two years following a Change of Control. These benefits consist of the continuation of the executive officer’s base salary and continued coverage under group benefit plans for the one-year period following the separation of such executive officer’s service from the Company and payment of the variable performance based compensation that he would have earned for such one year period.

Under the Change of Control Agreements, a “Change of Control” occurs in the event of:

●	our dissolution or liquidation;

●	the sale of substantially all of our assets, except to a stockholder who as of the date of the Change of Control Agreements owned 20% or more of our stock (a “Related Person”);

●	our merger or consolidation with another company unless our stockholders own stock in that company in the same proportion that they own stock in us prior to the transaction;

●	any person or entity other than a Related Person obtains the voting control of 40% or more of our stock; or

●	our directors and those persons our directors may nominate to become our directors, cease to comprise a majority of our Board members.

Under the Change of Control Agreements, a termination for “Cause” means the executive’s termination by us because of an act of fraud upon InTest, a violation of InTest’s Code of Ethics, willful refusal to perform the duties assigned to him by the Board or conviction for any crime involving dishonesty or breach of trust or for any crime that is a felony or of moral turpitude.

The term “Good Reason” under the Change of Control Agreements means a material adverse change in an executive’s status, responsibilities or benefits; a failure to be nominated or elected to his current officer position; a requirement to report to anyone other than his direct report; an assignment of duties inconsistent with his current officer position; any reduction in base salary, variable component or formula for determining the variable component which would have the effect of reducing his variable component, or other reduction in compensation or benefits; or a requirement to relocate more than thirty miles from his current office.

The benefits payable under the Change of Control Agreements are subject to the release of any claims that the NEOs may have against us pursuant to the agreements as we may request. Benefits will be reduced or eliminated to the extent that comparable benefits are received from another source. Furthermore, the benefits will be reduced to the extent that the payments would not be deductible by us (in whole or in part) under Section 280G of the Internal Revenue Code.

In the event of a Change of Control or the death or Disability of an NEO, all equity awards issued to our executive officers become 100% vested. The term “Disability” means a condition of total mental or physical incapacity for further performance of the person’s duty with the Company that the Compensation Committee determines, on the basis of competent medical evidence, is likely to be permanent and constitutes a disability.

We do not provide NEOs with any benefits or acceleration of vesting in the event of retirement.

InTest Corporation | 2025 Proxy Statement – 33

Disclosure of Erroneously Awarded Compensation
On March 8, 2024, the Board concluded that it was required to make an accounting restatement for the quarterly period ended September 30, 2023 filed with the SEC on November 9, 2023 (the “
Restatement
”), which impacted the financial results for the year ended December 31, 2023. After assessing the incentive-based compensation received by all of our covered executive officers after October 2, 2023 and during the period affected by the Restatement and pursuant to the requirements of the Company’s Policy on Recovery of Erroneously Awarded Compensation, the Compensation Committee determined that the Company paid an aggregate dollar amount of erroneously awarded compensation attributable to the Restatement to one covered executive officer of $30,454.80 (the “
Aggregate Clawback Amount
”).
The Compensation Committee determined that erroneously awarded compensation had been paid to a covered executive officer pursuant to a Separation Agreement entered into by the Company and the covered executive officer dated February 5, 2024 (the “
Separation Agreement
”). The Separation Agreement provided for payment of incentive-based compensation in the form of (i) no fewer than 5,280 PSAS (88% of the
6,000-share
target) granted under the Restricted Stock Award Agreement signed by the Company on March 23, 2021 (the “
2021 PSAs
”) based on the Company’s preliminary 2023 results, and (ii) a payment of a an annual bonus for 2023 of no less than $65,250 (the “
2023 STI Bonus
”) in accordance with the Company’s preliminary results. The $65,250 amount was based on an Operating Income payout factor of 75%.
The 5,280 shares of the 2021 PSAs were determined based on Ambrell Revenue for the applicable performance period of $43.47 million. The $65,250 of the 2023 STI bonus was determined based on Operating Income metrics of Process Technologies Division Revenue for 2023 of $53.70 million and Process Technologies Division Operating Income Percentage for 2023 of 20.0%. The Operating Income metrics were weighted 60%.
As a result of the Restatement, Ambrell Revenue for the applicable performance period was $42.7 million, and Process Technologies Division Revenue and Process Technologies Division Operating Income Percentage for 2023 were $51.48 million and 18.9%, respectively.
The Compensation Committee determined that based on the restated financials, the 2021 PSAs would only have vested for 4,500 shares at 75% of the
6,000-share
target and the 2023 STI Bonus would only be payable for $43,500 based on a Division Revenue and Operating Income vs. Target payout factor of 50%, which resulted in Erroneously Awarded Compensation of 780 shares (the “
Excess Shares
”) and $21,750 (the “
Excess Amount
”).
Prior to the Restatement, the Company had released 5,280 shares to the covered executive officer for the 2021 PSAs, but had not yet paid the 2023 STI Bonus. To effect the recovery of erroneously awarded compensation, the Company cancelled 780 shares and only paid a 2023 STI Bonus of $43,500.
None of our other covered executive officers had received payment of their PSAs from 2021 or their annual bonus for 2023 before the accounting restatement. Their payments were based on the restated financials and there was no need for any recovery.
The total Aggregate Clawback Amount was determined by calculating the net of (i) the dollar value of the Excess Shares based on the closing price of the Company’s common stock on March 8, 2024 (the business day preceding the issuance of shares attributable to the Restatement), and (ii) the Excess Amount of 2023 STI Bonus. At December 31, 2023, the Company had not yet determined the need for the Restatement, no recoupment had been initiated.

34 –
InTest
Corporation
|
2025 Proxy Statement

DIRECTOR COMPENSATION
In 2024,
non-employee
directors received an annual retainer of $25,000 and the Chairperson of the Board received an additional annual retainer of $40,000. The Chairperson of each of the Committees of the Board were paid an additional annual fee as follows: the Chairperson of the Audit Committee received an additional annual fee of $20,000, the Chairperson of the Compensation Committee received an additional annual fee of $13,750 and the Chairperson of the Nominating and Corporate Governance Committee received an additional annual fee of $10,000. The members of the Committees, other than the Chairpersons, receive additional annual fees of: $10,000 for members of the Audit Committee and $5,000 for members of each of the Compensation Committee and Nominating and Corporate Governance Committee, respectively. Also, in March 2024, based upon the evaluation and recommendation of Radford, the Compensation Committee recommended, and the Board approved, the award of 9,000 shares of restricted stock to each of the non-employee
directors to further align their interests with those of our stockholders. Such shares vested 25% on each of the following dates: March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024 subject to certain conditions, including, but not limited to, the continued service to InTest of the respective non-employee
director through each such vesting date.
In addition, the Company reimburses
non-employee
directors’ travel expenses and other costs associated with attending Board or committee meetings. The Company does not pay additional compensation to any executive officer for service as a director.
The following table sets forth the compensation earned by, or paid to, the members of our Board, who are not executive officers, for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(A)	All Other Compensation ($)	Total ($)

Steven J. Abrams, Esq.	50,000	(1)	101,970	—	151,970

Jeffrey A. Beck	48,750	(2)	101,970	—	150,720

Joseph W. Dews IV	75,000	(3)	101,970	—	176,970

Gerald J. Maginnis	50,000	(4)	101,970	—	151,970

(A)
These amounts represent the fair market value of the award of restricted stock based on the closing price of our common stock on the date of grant of $11.33 as computed in accordance with ASC Topic 718.

(1)
Consists of $25,000 annual retainer, $10,000 for service as Chairperson of the Nominating and Corporate Governance Committee, $10,000 for service as a member of the Audit Committee, and $5,000 for service as a member of the Compensation Committee.

(2)	Consists of $25,000 annual retainer, $13,750 for services as Chairperson of the Compensation Committee and $10,000 for service as a member of the Audit Committee.

(3)
Consists of $25,000 annual retainer, $40,000 for service as Chairperson of the Board, $5,000 for service as a member of the Compensation Committee and $5,000 for service as a member of the Nominating and Corporate Governance Committee.

(4)	Consists of $25,000 annual retainer, $20,000 for service as Chairperson of the Audit Committee and $5,000 for service as a member of the Nominating and Corporate Governance Committee.

InTest
Corporation
|
2025 Proxy Statement
 – 35

POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
The Board has determined that the Compensation Committee is best qualified to review and approve grants of awards to recipients, other than our non-employee
directors, (the “
Non-Director
Recipients
”) and to review and recommend to the Board for approval grants of awards to recipients who are our non-employee
directors (the “
Director Recipients
”). Our equity awards, including stock options, are granted in accordance with our Policy for the Granting of Equity-Based Awards (the “
Equity Grant policy
”) which lays out a predetermined schedule.
Annual grants of equity awards to our
Non-Director
Recipients, including our NEOs, and to our Director Recipients shall be granted each year as of the close of business on the second business day following filing of the Form
10-K
for the preceding fiscal year. The amount of such equity awards is determined using the fair market value of the Company’s common stock on the date of grant. The Compensation Committee may also grant equity awards to individuals upon their hire or promotion to executive officer positions and the Board may do the same for individuals appointed to the Board. These equity awards are granted as of the immediately following last trading day of the month in which the individual is hired, promoted, or appointed in accordance with the Equity Grant Policy. Additionally, under no circumstances may a grant date for an award be selected which precedes the date of the Board or Compensation Committee approval, as applicable, for the award.
Neither the Board nor the Compensation Committee grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.
During 2024 we did not issue any equity-based award to any of our NEOs either four business days prior to or one business day after any of our Exchange Act reports.

36 –
InTest
Corporation
|
2025 Proxy Statement

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.
Pay Versus Performance Table
The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for fiscal years 2022, 2023 and 2024. Note that for our NEOs other than our principal executive officer (the “
PEO
”), compensation is reported as an average.

Year	Summary Compensation Table Total for PEO ($) (1)(2)	Compensation Actually Paid to PEO ($) (1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (1)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (1)(5)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)(6)	Net Income ($)(7) (in thousands)

2024	1,121,018	283,345	549,221	167,543	67.53	2,891

2023	1,136,012	2,675,048	581,399	723,095	209.55	9,342

2022	986,079	455,903	502,840	472,866	158.71	8,461

(1)
During fiscal years 2024, 2023 and 2022, the PEO was Richard N. Grant, Jr. During fiscal year 2024 and 2023, the non-PEO
NEOs were Duncan Gilmour and Joseph McManus. Mr. Gilmour served as the Company’s principal financial officer and Mr. McManus served as the Division President-Electronic Test. During fiscal year 2022, the non-PEO
NEOs were Duncan Gilmour and Scott Nolen. Mr. Gilmour served as the Company’s principal financial officer and Mr. Nolen served as the Division President-Process Technologies.

(2)	The dollar amounts reported are the amounts of total compensation reported for Mr. Grant for the applicable fiscal year in the “Total” column of the “ Summary Compensation Table ” (“ SCT ”).

(3)
The following table sets forth the adjustments for 2024 which were made to total compensation per the SCT in order to arrive at “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation
S-K:

2024

SCT Total for PEO	$ 1,121,018

Less: Amount reported under the “ Stock Awards ” and “ Stock Options ” columns in the SCT	(600,005)

Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	431,818

Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	(453,460)

Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	(216,026)

Total Adjustments	(837,673)

Compensation Actually Paid to PEO	283,345

(4)	The dollar amounts re po rted represent the average of the amounts reported for the non-PEO NEOs for the applicable fiscal year in the “Total” column of the Summary Compensation Table.

InTest
Corporation
|
2025 Proxy Statement
 – 37

Pay Versus Performance
(continued)

(5)
The following table sets forth the adjustments for 2024 which were made, on an average basis, to the average total compensation per the SCT in order to arrive at “average compensation actually paid” to our non-PEO
NEOs, as computed in accordance with Item 402(v) of Regulation
S-K:

2024

Average SCT Total for Non-PEO NEOs	$549,221

Less: Amount reported under the “ Stock Awards ” and “ Stock Options ” columns in the SCT	(360,026)

Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	129,553

Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	(121,273)

Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	(29,932)

Total Adjustments	(381,678)

Average Compensation Actually Paid to Non-PEO NEOs	167,543

(6)
The amounts reported represent the measurement period value of an investment of $100 in our stock on December 31, 2021 (the last trading day before the 2022 fiscal year), and then valued again on each of December 30, 2022 (the last trading day of the 2022 fiscal year), December 29, 2023 (the last trading day of the 2023 fiscal year), and December 31, 2024 (the last trading day of the 2024 fiscal year) based on the closing price per share of the Company’s common stock as of such dates. No dividends were paid by the Company in 2022, 2023, and 2024.

(7)	The amounts reported represent net income for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States.

38 –
InTest
Corporation
|
2025 Proxy Statement

Relationship Between Compensation Actually Paid and Performance
The Company adheres to a
pay-for-performance
philosophy. We believe the compensation program we have designed incentivizes our executive team to drive results that create value for our stockholders. As such, equity incentive awards are a major component of the compensation paid to the PEO and the
Non-PEO
NEOs. Stock price is the primary driver of both the value of these awards and total stockholder return and year-ending compensation actually paid and total stockholder returns are significantly influenced by movement in the Company’s stock price. INTT stock moved from $12.72 as of December 31, 2021, to $10.30 as of December 30, 2022, to $13.60 as of December 29, 2023, to $8.59 as of December 31, 2024. As a result, from January 1, 2022 to December 31, 2022, total stockholder return decreased by approximately 19% and from January 1, 2023 to December 31, 2023, total stockholder return increased by approximately 32%, and from January 1, 2024 to December 31, 2024 total stockholder return decreased by approximately 37%. Note that the 2022 decrease resulted despite net income increasing approximately 16% in 2022 to $8.5 million when compared to 2021.
The compensation actually paid to the PEO for 2024 was 75% lower than reported per the summary compensation table and 89% lower than the compensation actually paid in 2023. The average compensation actually paid to the non-PEO
NEOs was 70% lower than reported per the summary compensation table and 81% lower than the average compensation actually paid in 2023. The differences in compensation actually paid from year to year versus as presented per the summary compensation table are largely driven by year-over-year stock-price movement and these 2024 changes compare with a 37% decrease in total stockholder return for the period from January 1, 2024 to December 31, 2024. The closing stock price of $8.59 as of December 31, 2024 was lower than most of the fair values of our stock at date of grant for the various awards granted in 2021, 2022, 2023 and 2024.

InTest
Corporation
|
2025 Proxy Statement
 – 39

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP was appointed as our independent registered public accounting firm (“IRPA Firm”) on June 16, 2008. RSM US LLP audited our consolidated financial statements for the years ended December 31, 2024 and 2023. The Audit Committee of our Board has appointed RSM US LLP as our IRPA Firm for the year ending December 31, 2025, subject to the determination of the 2025 audit fees. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace RSM US LLP as our IRPA Firm. The Audit Committee regularly evaluates the IRPA Firm’s ability to effectively and cost efficiently perform a high-quality audit. The appointment of our IRPA Firm is not required to be submitted to a vote of the stockholders for ratification but the Audit Committee has elected to submit its appointment of RSM US LLP for ratification by stockholders. Notwithstanding the outcome of the vote by the stockholders, the Audit Committee is not bound to retain the IRPA Firm or to replace the IRPA Firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the IRPA Firm to be in the best interests of InTest. Representatives of RSM US LLP will attend the Annual Meeting and will be available to respond to questions and, if they desire, make a statement.

The following table sets forth the fees billed by RSM US LLP as described below:

	2024	2023

Fee Category:

Audit Fees	$838,500	$670,500

Audit-Related Fees	—	70,500

Tax Fees	183,320	195,592

All Other Fees	135,436	194,344

Total Fees	$1,157,256	$1,130,936

Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements for 2024 and 2023, respectively, that are included in quarterly reports during those years and services that are normally provided by our IRPA Firm in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed in each of 2024 and 2023 for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services would include auditing procedures in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and auditing procedures in connection with the adoption of financial accounting and reporting standards.

Tax Fees: Consists of fees billed in each of 2024 and 2023 for tax related services including advice, preparation of returns and other tax services related to federal, state and international taxes.

All Other Fees: Consists of fees billed in each of 2024 and 2023 for all products and services provided by the principal accountant, other than those reported above. For 2024, the fees related to international affiliates’ fees for statutory audits and tax at the international locations. For 2023, the fees related to tax due diligence and audit and tax services for foreign subsidiaries.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our IRPA Firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our IRPA Firm for such services. The Audit Committee has also delegated authority to the Chairperson of the Audit Committee, and if the Chairperson of the Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to the Audit Committee at its next meeting. For 2024 and 2023 approximately $27,000 and $7,600, respectively, of the fees for the services described in the table as Tax Fees were approved by the Audit Committee as de minimis as contemplated by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025.

40 – InTest Corporation | 2025 Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act , we are again providing our stockholders with the opportunity at the Annual Meeting to approve, on a non-binding advisory basis, the 2024 compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement, including the Overview of the Executive Compensation Program, the Summary Compensation Table and the related tables, notes, and narratives. Currently this “say on pay” vote is conducted every year. As previously reported, the option of holding the advisory vote on the compensation of the Company’s named executive officers every year was approved on an advisory basis by a vote of the stockholders at the 2019 Annual Meeting of Stockholders. The Company’s Board considered the outcome of such advisory vote and determined to hold future stockholder advisory votes on executive compensation every year, until the Board determines that a different frequency for such votes is in the best interests of the Company’s stockholders or until the next required vote of the Company’s stockholders on the frequency of such votes, which will be considered at the Annual Meeting as described under “Proposal 4: Advisory Vote on The Frequency of Future Advisory Votes on The Compensation of Our Named Executive Officers.”

We urge stockholders to read the discussion in this proxy statement of Executive Compensation which describes our 2024 executive compensation program principles and practices in more detail, including the Summary Compensation table and other related tables, notes and narratives, which provide detailed information about the compensation of our named executive officers.

While this proposal is an advisory vote that will be non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the compensation of our named executive officers.

The next advisory vote on the compensation of our named executive officers will take place at our Annual Meeting of Stockholders to be held in 2031.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

InTest Corporation | 2025 Proxy Statement – 41

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As described in Proposal 3 above, we are providing our stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers. The federal law that requires such an advisory vote also requires that stockholders be asked to vote on the frequency of future advisory votes on the compensation of our named executive officers. Consequently, in accordance with Section 14A of the Exchange Act, we are asking stockholders to vote on whether future “say on pay” votes, such as the one in Proposal 3 above, should occur every year, every two years, or every three years. This vote on the frequency of “say on pay” votes is advisory in nature and must be held at least once every six years. The Company last held this advisory vote in 2019.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The results will be reported in a Form 8-K following the annual meeting. While the results of this advisory vote are non-binding, the Board of Directors will review and consider the voting results. We will also disclose the decision of the Board of Directors as to the frequency of stockholder votes on the compensation of our named executive officers in light of the results of the advisory vote on this proposal.

Recommendation of the Board

The Board recommends that you vote for having the advisory vote to approve the compensation of our named executive officers every “ONE” year.

42 – InTest Corporation | 2025 Proxy Statement

INFORMATION REGARDING DEADLINES AND PROCEDURES FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTORS

Under the proxy rules of the SEC, stockholders intending to submit proposals to be included in our proxy statement for our Annual Meeting of Stockholders to be held in 2026 must send their proposals to Duncan Gilmour, Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054, not later than December 29, 2025. These proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC relating to stockholder proposals (“Rule 14a-8”) in order to be considered for inclusion in our proxy statement relating to that meeting.

Under our Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of InTest at the address set forth above, not later than 90 days and not earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, subject to certain exceptions. Accordingly, a notice of a stockholder proposal, submitted outside of Rule 14a-8 under the Exchange Act, or a stockholder nomination for the 2026 Annual Meeting of Stockholders will be untimely if received by InTest’s Secretary before February 18, 2026 or after March 20, 2026, unless the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2025 Annual Meeting. If the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2025 Annual Meeting, then notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to the date of the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than nominees for our Annual Meeting of Stockholders to be held in 2026 must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 19, 2026.

Our Bylaws set forth various qualifications and disclosure requirements for such advance written notice of a nomination or proposal to be in proper form. A stockholder wishing to submit such a notice should review the provisions of our Bylaws (which are filed with our Annual Report on Form 10-K for the year ended December 31, 2024). In general, the disclosure requirements include information about the stockholder making the nomination or proposal, information regarding the nominee or proposal, and in the case of a nomination, a certification and consent from the nominee. If a stockholder fails to comply with the time of notice procedures set forth in our Bylaws, that stockholder will not be entitled to present the proposal or nomination at the meeting. If, however, notwithstanding the requirements of our Bylaws, a proposal is brought before the meeting, then under the SEC’s proxy rules, the proxies InTest solicits with respect to the 2026 Annual Meeting of Stockholders will confer discretionary voting authority on the persons so named as proxies with respect to such proposal.

ANNUAL REPORT

Our Annual Report to Stockholders (which includes our consolidated financial statements for the year ended December 31, 2024), accompanies this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

By Order of the Board of Directors,

Duncan Gilmour

Secretary

InTest Corporation | 2025 Proxy Statement – 43

P.O. BOX 8016, CARY, NC 27512-9903

InTest Corporation	Internet: www.proxypush.com/INTT • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
Annual Meeting of Stockholders
For Stockholders of Record as of April 21, 2025	Phone:
Wednesday, June 18, 2025 11:00 AM, Eastern Time	1-866-984-6760 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
Annual meeting to be held virtually via the internet - please visit www.proxydocs.com/INTT for more details.
Mail:
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:00 AM, Eastern Time, June 18, 2025.	• Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/INTT

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Richard N. Grant, Jr. and Duncan Gilmour (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of InTest Corporation which the undersigned is entitled to vote at the Annual Meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

InTest Corporation Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS

1.   Election, as directors, of the five nominees named in the accompanying Proxy Statement, with each director to serve until the next annual meeting of stockholders and until the election and qualification of such director’s successor;

	FOR	WITHHOLD
1.01 Steven J. Abrams, Esq.	☐	☐			FOR

1.02 Jeffrey A. Beck	☐	☐			FOR

1.03 Joseph W. Dews IV	☐	☐			FOR

1.04 Richard N. Grant, Jr.	☐	☐			FOR

1.05 Gerald J. Maginnis	☐	☐			FOR

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025;	☐	☐	☐		FOR

3. Approval, on an advisory basis, of the compensation of our named executive officers;	☐	☐	☐		FOR
	1YR	2YR	3YR	ABSTAIN
4. Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐	1 YEAR

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You must register to attend the meeting online and/or participate at www.proxydocs.com/INTT

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date